EXHIBIT 99.7

AMENDMENT NO. 1 TO THE COOPERATION AGREEMENT

June 15, 2023

THIS AMENDMENT NO. 1 (this “Amendment”) to the Cooperation Agreement, dated as of March 17, 2023 (the “Agreement”), is entered into by and among (i) Viking Global Equities Master Fund, Ltd. and Viking Global Equities II LP; (ii) Farallon Capital Europe LLP, for and on behalf of funds, accounts and/or entities managed or advised by it; (iii) Inherent ESG Opportunity Master, LP, Inherent Credit Opportunities Master, LP, and Inherent Private Opportunities 2021, LP; (iv) D1 Capital Partners Master LP; and (v) MIC Capital Management UK LLP, for and on behalf of funds, accounts and/or entities managed or advised by it, MIC Capital Management 38 RSC Ltd and 94th Investment Company LLC (each, a “Party” and, collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, the Parties desire to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

Extension of the Term. Each of the Parties hereby agrees to amend Section 3 of the Agreement by replacing the words “June 30, 2023” with the words “September 30, 2023.”

Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Governing Law. This Joinder shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction.

Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*****

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment No. 1 to the Cooperation Agreement as of the date first above written.

VIKING GLOBAL EQUITIES MASTER LTD.,

By: Viking Global Performance LLC, its investment manager

By:	/s/ Scott M. Hendler
Name: Scott M. Hendler
Title: Authorized Signatory

VIKING GLOBAL EQUITIES II LP,
By: Viking Global Performance LLC, its general partner

By:	/s/ Scott M. Hendler
Name: Scott M. Hendler
Title: Authorized Signatory

Contact Information for all Parties above:

c/o Viking Global Investors LP

55 Railroad Avenue

Greenwich, CT 06830

Attention: General Counsel

with a mandatory copy to:

legalnotices@vikingglobal.com

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment No. 1 to the Cooperation Agreement as of the date first above written.

FARALLON CAPITAL EUROPE LLP, for and on behalf of funds, accounts and/or entities managed or advised by it

By:	/s/ Gregory Lassman
Name: Gregory Lassman

Contact Information for all Parties above:

11th Floor Orion House

5 Upper St Martin’s Lane

London WC2H 9EA

United Kingdom

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment No. 1 to the Cooperation Agreement as of the date first above written.

INHERENT ESG OPPORTUNITY MASTER, LP

By: Inherent Group, LP, its investment manager

By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

INHERENT CREDIT OPPORTUNITIES MASTER, LP

By: Inherent Group, LP, its investment manager

By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

INHERENT PRIVATE OPPORTUNITIES 2021, LP

By: Inherent Group, LP, its investment manager

By: Inherent Group GP, LLC, its general partner

By:	/s/ Michael Ellis
Name: Michael Ellis
Title: Managing Director

Contact Information for all Parties above:

530 Fifth Ave., #702

New York, NY 10036

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment No. 1 to the Cooperation Agreement as of the date first above written.

D1 CAPITAL PARTNERS MASTER LP
By: D1 Capital Partners GP Sub LLC, its general partner

By:	/s/ Amanda Hector
Name: Amanda Hector
Title: General Counsel / CCO

Contact Information:

c/o D1 Capital Partners L.P.

9 W 57th St., 36th Floor

New York, NY 10019

Attention: General Counsel

with a mandatory copy to:

legalnotices@d1capital.com

IN WITNESS WHEREOF, the parties hereto have entered into and executed this Amendment No. 1 to the Cooperation Agreement as of the date first above written.

MIC Capital Management UK LLP, for and on behalf of funds, accounts and/or entities managed or advised by it

By:	/s/ Rodney Cannon
Name: Rodney Cannon
Title: Authorised Signatory

MIC Capital Management 38 RSC Ltd

By:	/s/ Matthew Ryan
Name: Matthew Ryan
Title: Authorised Signatory

94th Investment Company LLC

By:	/s/ Emma Al Jahouri
Name: Emma Al Jahouri
Title: Authorised Signatory